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                                                                      Exhibit 3b


                                  REGULATIONS

                                       OF

                          WORTHINGTON INDUSTRIES, INC.

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                              CODE OF REGULATIONS
                                       OF
                          WORTHINGTON INDUSTRIES, INC.

                                  ARTICLE ONE

                            MEETINGS OF SHAREHOLDERS

     Section 1.01. ANNUAL MEETINGS. The annual meeting of the shareholders for the election of directors, for the consideration of reports to be laid before such meeting and for the transaction of such other business as may properly come before such meeting, shall be held on such date, at such time and at such place as may be fixed from time to time by the directors.

     Section 1.02. CALLING OF MEETINGS. Meetings of the shareholders may be called only by the chairman of the board, the president, or, in case of the president's absence, death or disability, the vice president authorized to exercise the authority of the president; the secretary; the directors by action at a meeting, or a majority of the directors acting without a meeting; or the holders of at least fifty percent (50%) of all shares outstanding and entitled to vote thereat.

     Section 1.03. PLACE OF MEETINGS. Meetings of shareholders shall be held at such place as the person or persons calling the meetings shall decide, unless the board of directors decides that a meeting shall be held at some other place and causes the notice thereof to so state.

     Section 1.04. NOTICE OF MEETINGS. (A) Written notice stating the time, place and purposes of a meeting of the shareholders shall be given either by personal delivery or by mail not less than seven nor more than sixty days before the date of the meeting, (1) to each shareholder of record entitled to vote at the meeting, (2) by or at the direction of the president or the secretary. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting. In the event of a transfer of shares after the record date for determining the shareholders who are entitled to receive notice of a meeting of shareholders, it shall not be necessary to give notice to the transferee. Nothing herein contained shall prevent the setting of a record date in the manner provided by law, the Articles or the Regulations for the determination of shareholders who are entitled to receive notice of or to vote at any meeting of shareholders or for any purpose required or permitted by law.

     (B) Following receipt by the president or the secretary of a request in writing, specifying the purpose or purposes for which the persons properly making such request have called a meeting of the shareholders, delivered either in person or by registered mail to such officer by any persons entitled to call a meeting of shareholders, such officer shall cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven nor more than sixty days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen days after the receipt of such request by the president or the secretary, then, and only then, the persons properly calling the meeting may fix the time of meeting and give notice thereof in accordance with the provisions of the Regulations.

     Section 1.05. WAIVER OF NOTICE. Notice of the time, place and purpose or purposes of any meeting of shareholders may be waived in writing, either before or after the holding of such meeting, by any shareholder, which writing shall be filed with or entered upon the records of such meeting. The attendance of any shareholder, in person or by proxy, at any such meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to be a waiver by such shareholder of notice of such meeting.

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     Section 1.06. QUORUM. A meeting of the shareholders duly called shall not be organized for the transaction of business unless a quorum is present. Except as otherwise expressly provided by law, the Articles or the Regulations, (A) at any meeting called by the board of directors, the presence in person or by proxy of holders of record of voting shares entitling them to exercise at least one-third of the voting power of the Corporation shall constitute a quorum for such meeting and (B) at any meeting called other than by the Board of Directors, the presence in person or proxy of holders of record of voting shares of the Corporation entitling them to exercise at least a majority of the voting power of the Corporation shall constitute a quorum for such meeting. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or the chairman of the board, the president, or the officer of the Corporation acting as chairman of the meeting, may adjourn such meeting from time to time to such time (not more than 30 days after the previously adjourned meeting) and place as they (or he) may determine, without notice other than by announcement at the meeting of the time and place of the adjourned meeting, and if a quorum is present at such adjourned meeting, any business may be transacted as if the meeting had been held as originally called.

     Section 1.07. VOTES REQUIRED. At all elections of directors, the candidates receiving the greatest number of votes shall be elected. Except as otherwise required by law, the Articles or the Regulations, any other matter submitted to the shareholders for their vote shall be decided by the vote of the holders of a majority of the votes entitled to be cast by the holders of all then outstanding voting shares, present in person or by proxy, and entitled to vote with respect to such matter provided a quorum is present.

     Section 1.08. NOTICE AND ORDER OF BUSINESS; PROCEDURE. (A) At any meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the board of directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of the notice provided for in this Subsection 1.08(A), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Subsection 1.08(A). For business to be properly brought before a shareholder meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days prior to the meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (3) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (4) any material interest of the shareholder in such business. Notwithstanding anything in the Regulations to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this Subsection 1.08(A). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of the Regulations, and if he shall so determine, he shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Subsection 1.08(A), a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Subsection 1.08(A).

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     (B) The order of business at any meeting of shareholders and all matters relating to the manner of conducting the meeting shall be determined by the officer of the Corporation acting as chairman of such meeting unless otherwise determined by a vote of the holders of a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting. Meetings shall be conducted in a manner designed to accomplish the business of the meeting in a prompt and orderly fashion and to be fair and equitable to all shareholders, but it shall not be necessary to follow any manual of parliamentary procedure.

     Section 1.09. SHAREHOLDERS ENTITLED TO VOTE. Each shareholder of record on the books of the Corporation on the record date for determining the shareholders who are entitled to vote at a meeting of shareholders shall be entitled at such meeting to vote each share of the Corporation standing in his name on the books of the Corporation on such record date. The directors may fix a record date for the determination of the shareholders who are entitled to receive notice of and to vote at a meeting of shareholders, which record date shall not be a date earlier than the date on which the record date is fixed and which record date may be a maximum of sixty days preceding the date of the meeting of shareholders. The record date for the purpose of determining the shareholders who are entitled to receive notice of and vote at a meeting of the shareholders shall continue to be the record date for all adjournments of such meeting, unless the directors or the persons who fixed the original record date fix another date. Anything contained in these Regulations or elsewhere to the contrary, unless otherwise authorized by law, the Corporation may not directly or indirectly vote any shares issued by it and such shares shall not be considered as outstanding for the purpose of computing the voting power of the Corporation or of shares of any class.

     Section 1.10. PROXIES. At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

     Section 1.11. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the directors may appoint inspectors of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the Corporation acting as chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled only by appointment made by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation acting as chairman of such meeting. No other person or persons may appoint or require the appointment of inspectors of election.

     Section 1.12. ORGANIZATION. At each meeting of the shareholders, the chairman of the board, or in the absence of the chairman of the board, the president, or, in the absence of the president, any vice president or, in the absence of the chairman, the president or a vice president, a chairman chosen by a majority of the voting shares of the Corporation then outstanding, present in person or by proxy, and entitled to vote at such meeting, shall act as chairman of the meeting, and the secretary of the Corporation, or, if the secretary of the Corporation shall not be present, the assistant secretary, or if the secretary and the assistant secretary shall not be present, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

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                                  ARTICLE TWO

                                   DIRECTORS

     Section 2.01. AUTHORITY AND QUALIFICATIONS. Except where the law, the Articles or the Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the Corporation.

     Section 2.02. NUMBER OF DIRECTORS AND TERM OF OFFICE.

     (A) The number of directors of the Corporation may be determined at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of shares entitling them to exercise not less than 75% of the voting power of the Corporation on such proposal; or by resolution adopted by the affirmative vote of a majority of the Whole Board of Directors. As used in the Regulations, the term "Whole Board of Directors" shall mean the total number of directors which the Corporation would have if there were no vacancies. Notwithstanding the foregoing, the number of directors shall in no event be fewer than three or more than eighteen.

     (B) The board of directors shall be divided into three classes as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. The election of each class of directors shall be a separate election. At the first meeting of shareholders, directors of one class shall be elected to hold office for a term expiring at the 1999 annual meeting, directors of another class shall be elected to hold office for a term expiring at the 2000 annual meeting and directors of another class shall be elected to hold office for a term expiring at the 2001 annual meeting. At the 1999 annual meeting of shareholders and each succeeding annual meeting, successors to the class of directors whose term then expires shall be elected to hold office for a three-year term. A director shall hold office until the annual meeting for the year in which his term expires and until his successor is duly elected and qualified, or until his earlier resignation, removal from office or death. In the event of any increase in the number of directors of the Corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the Corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.

     (C) The directors may fix or change the number of directors and may fill any director's office that is created by an increase in the number of directors.

     (D) No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     Section 2.03. NOMINATION AND ELECTION.

     (A) Only persons who are nominated in accordance with the procedures set forth in the Regulations shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders (1) by or at the direction of the board of directors (or a committee thereof) or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Subsection 2.03(A), who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.03(A). Such nominations, other than those made by or at the direction of the board of directors (or a committee thereof), shall be made pursuant to timely notice in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 14 days nor more than 50 days prior to the meeting; provided, however, that if less than 21 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the seventh day following the day on

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which such notice of the date of the meeting or such public disclosure was made.
Such shareholder's nomination shall set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and, if known, residence address of the proposed nominee; (ii) the principal occupation or employment of the proposed nominee;
(iii) the number of shares of the Corporation which are beneficially owned by the proposed nominee; and (iv) any other information relating to the proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 or any successor rule or regulation (including such person's written consent to be named in the proxy statement as a nominee and to serving as a director if elected); and (2) as to the shareholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such shareholder and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in the Regulations. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Regulations, and if he shall so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Subsection 2.03(A), a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, and the rules and regulations thereunder, with respect to the matters set forth in this Subsection 2.03(A).

     (B) The election of directors shall be by ballot whenever requested by the presiding officer of the meeting or by the holders of a majority of the voting shares outstanding, entitled to vote at such meeting and present in person or by proxy, but unless such request is made, the election shall be viva voce.

     Section 2.04. RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the chairman of the board, the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 2.05. REMOVAL. A director or directors may be removed from office only in accordance with the provisions of the Articles. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Failure to elect a director to fill the unexpired term of any director removed shall be deemed to create a vacancy in the board.

     Section 2.06. VACANCIES. The remaining directors, though less than a majority of the Whole Board of Directors, may, by the vote of a majority of their number, fill any vacancy in the board of directors for the unexpired term. A vacancy in the board of directors exists within the meaning of this Section
2.05 in case the shareholders increase the authorized number of directors but fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors provided for, or in case the shareholders fail at any time to elect the whole authorized number of directors.

     Section 2.07. MEETINGS. Regular meetings of the board of directors may be held at such intervals and at such time and place as shall from time to time be determined by the board of directors. After such determination and notice thereof has been once given to each person then a member of the board of directors, regular meetings may be held at such intervals and time and place without further notice being given. The directors shall hold such special meetings as may from time to time be called, and such special meetings of directors may be called only by the

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chairman of the board, the president or a majority of directors then in office.
All meetings of directors shall be held at the principal office of the Corporation in the State of Ohio or at such other place within or without the State of Ohio, as the directors may from time to time determine by a resolution. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

     SECTION 2.08. NOTICE OF MEETINGS. Notice of the time and place of each meeting of directors for which such notice is required by law, the Articles, the Regulations or the By-Laws shall be given to each of the directors by at least one of the following methods:

          (A) In a writing mailed not less than three days before such meeting and addressed to the residence or usual place of business of a director, as such address appears on the records of the Corporation; or

          (B) By telegraph, cable, radio, wireless, facsimilie transmission, overnight delivery or a writing sent or delivered to the residence or usual place of business of a director as the same appears on the records of the Corporation, not later than the day before the date on which such meeting is to be held; or

          (C) Personally, by electronic mail or by telephone not later than the day before the date on which such meeting is to be held.

     Notice given to a director by any one of the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Notice of any meeting of directors may be given only by the chairman of the board, the president or the secretary of the Corporation. Any such notice need not specify the purpose or purposes of the meeting. Notice of adjournment of a meeting of directors need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

     SECTION 2.09. WAIVER OF NOTICE. Notice of any meeting of directors may be waived in writing, either before or after the holding of such meeting, by any director, which writing shall be filed with or entered upon the records of the meeting. The attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by him of notice of such meeting.

     SECTION 2.10. QUORUM. A majority of the directors then in office shall be necessary to constitute a quorum for a meeting of directors. The act of a majority of the directors present at a meeting at which a quorum is present is the act of the board, except as otherwise provided by law, the Articles or the Regulations. At all meetings of the board of directors, each director shall have one vote.

     SECTION 2.11. EXECUTIVE COMMITTEE. The directors may create an executive committee or any other committee of directors, to consist of not less than three directors, and may authorize the delegation to such executive committee or other committees of any of the authority of the directors, however conferred, other than that of filling vacancies among the directors or in the executive committee or in any other committee of the directors.

     Such executive committee or any other committee of directors shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the directors, and shall be subject to the control and direction of the directors. Such executive committee or other committee of directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members.

     Any act or authorization of any act by the executive committee or any other committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the directors. No notice of a meeting of the executive committee or of any other committee of

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directors shall be required. A meeting of the executive committee or of any other committee of directors may be called only by the chairman of the board, the president or by a member of such executive or other committee of directors. Meetings of the executive committee or of any other committee of directors may be held through any communications equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence thereat.

     SECTION 2.12. COMPENSATION. Directors shall be entitled to receive as compensation for services rendered and expenses incurred as directors, such amounts as the directors, by the affirmative vote of a majority of those in office, may determine.

     SECTION 2.13. BY-LAWS. The directors may adopt, and amend from time to time, By-Laws for their own government, which By-Laws shall not be inconsistent with the law, the Articles or the Regulations.

     SECTION 2.14. ACTION BY DIRECTORS WITHOUT A MEETING. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

                                 ARTICLE THREE

                                    OFFICERS

     SECTION 3.01. OFFICERS. The officers of the Corporation to be elected by the directors shall be a chairman of the board (who shall be a director), a president, a secretary, a treasurer and, if desired, one or more vice presidents and such other officers and assistant officers as the directors may from time to time elect. Officers need not be shareholders of the Corporation, and may be paid such compensation as the board of directors may determine. Any two or more offices (other than the offices of president and vice president) may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles, the Regulations or the By-Laws to be executed, acknowledged or verified by two or more officers.

     SECTION 3.02. TENURE OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the directors. Any officer of the Corporation may be removed, either with or without cause, at any time, by the affirmative vote of a majority of all the directors then in office; such removal, however, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 3.03. DUTIES OF THE CHAIRMAN OF THE BOARD. The chairman of the board, if there be one, shall preside at all meetings of the shareholders and of the board of directors. He shall be the chief executive officer of the Corporation, and except where by law the signature of the president is required, the chairman of the board shall possess the same power as the president to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the board of directors. During the absence or disability of the president, the chairman of the board shall exercise all the powers and discharge all the duties of the president. The chairman of the board shall also perform such duties and may exercise such other powers as from time to time may be assigned to him by the Regulations or by the board of directors.

     SECTION 3.04. DUTIES OF THE PRESIDENT. The president shall, subject to the control of the board of directors, and, if there be one, the chairman of the board, have general supervision of the

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business of the Corporation and shall see that all orders and resolutions of the board of directors are carried in to effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by the Resolutions, the board of directors, the chairman or the president. In the absence or disability of the chairman of the board, or if there be none, the president shall preside at all meetings of the shareholders and the board of directors. If there be no chairman of the board, the president shall be the chief executive officer of the Corporation. The president shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Regulations or by the board of directors.

     SECTION 3.05. DUTIES OF THE VICE PRESIDENTS. The vice presidents shall perform such duties as are conferred upon them by the Regulations or as may from time to time be assigned to them by the board of directors, the chairman of the board or the president. At the request of the chairman of the board, in the absence or disability of the president, the vice president designated by the board of directors shall perform all the duties of the president, and when so acting, shall have all the powers of the president. The authority of the vice president to sign in the name of the Corporation all certificates for shares and authorize deeds, mortgages, leases, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the president.

     SECTION 3.06. DUTIES OF THE SECRETARY. It shall be the duty of the secretary, or of an assistant secretary, if any, in case of the absence or inability to act of the secretary, to keep minutes of all the proceedings of the shareholders and the directors and to make a proper record of the same; to perform such other duties as may be required by law, the Articles or the Regulations; to perform such other and further duties as may from time to time be assigned to him by the directors; and to deliver all books, paper and property of the Corporation in his possession to his successor, or to the chairman of the board or the president.

     SECTION 3.07. DUTIES OF THE TREASURER. The treasurer, or an assistant treasurer, if any, in case of the absence or inability to act of the treasurer, shall receive and safely keep in charge all money, bills, notes, choses in action, securities and similar property belonging to the Corporation, and shall do with or disburse the same as directed by the chairman of the board, the president or the directors; shall keep an accurate account of the finances and business of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required and hold the same open for inspection and examination by the directors; shall give bond in such sum with such security as the directors may require for the faithful performance of his duties; shall, upon the expiration of his term of office, deliver all money and other property of the Corporation in his possession or custody to his successor or to the chairman of the board or the president; and shall perform such other duties as from time to time may be assigned to him by the directors.

                                  ARTICLE FOUR

                                     SHARES

     SECTION 4.01. CERTIFICATES. Certificates evidencing ownership of shares of the Corporation shall be issued to those entitled to them. Each certificate evidencing shares of the Corporation shall bear a distinguishing number; the signatures of the chairman of the board, the president or a vice president, and of the secretary or an assistant secretary, or the treasurer or an assistant treasurer (except that when any such certificate is countersigned by an incorporated transfer agent or registrar, such signatures may be facsimile, engraved, stamped or printed); and such recitals as may be required by law. Certificates evidencing shares of the Corporation shall be of such tenor and design as the directors may from time to time adopt and may bear such recitals as are permitted by law.

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     SECTION 4.02. TRANSFERS. Where a certificate evidencing a share or shares of the Corporation is presented to the Corporation or its proper agents with a request to register transfer, the transfer shall be registered as requested if:

          (1) An appropriate person signs on each certificate so presented or signs on a separate document an assignment or transfer of shares evidenced by each such certificate, or signs a power to assign or transfer such shares, or when the signature of an appropriate person is written without more on the back of each such certificate; and

          (2) Reasonable assurance is given that the endorsement of each appropriate person is genuine and effective; the Corporation or its agents may refuse to register a transfer of shares unless the signature of each appropriate person is guaranteed by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 or any successor rule or regulation; and

          (3) All applicable laws relating to the collection of transfer or other taxes have been complied with; and

          (4) The Corporation or its agents are not otherwise required or permitted to refuse to register such transfer.

     SECTION 4.03. TRANSFER AGENTS AND REGISTRARS. The directors may appoint one or more agents to transfer or to register shares of the Corporation, or both.

     SECTION 4.04. LOST, WRONGFULLY TAKEN OR DESTROYED CERTIFICATES. Except as otherwise provided by law, where the owner of a certificate evidencing shares of the Corporation claims that such certificate has been lost, destroyed or wrongfully taken, the directors must cause the Corporation to issue a new certificate in place of the original certificate if the owner:

          (1) So requests before the Corporation has notice that such original certificate has been acquired by a bona fide purchaser; and

          (2) Files with the Corporation, unless waived by the directors, an indemnity bond, with surety or sureties satisfactory to the Corporation, in such sums as the directors may, in their discretion, deem reasonably sufficient as indemnity against any loss or liability that the Corporation may incur by reason of the issuance of each such new certificate; and

          (3) Satisfies any other reasonable requirements which may be imposed by the directors, in their discretion.

                                  ARTICLE FIVE

                         INDEMNIFICATION AND INSURANCE

     SECTION 5.01. INDEMNIFICATION. The Corporation shall indemnify any officer or director of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if his act or omission giving rise to any claim for indemnification under this Section 5.01 was not occasioned by his intent to cause injury to the Corporation or by his reckless disregard for the best interests of

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the Corporation, and in respect of any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. It shall be presumed that no act or omission of a person claiming indemnification under this Section 5.01 that gives rise to such claim was occasioned by an intent to cause injury to the Corporation or by a reckless disregard for the best interests of the Corporation and, in respect of any criminal matter, that such person had no reasonable cause to believe his conduct was unlawful; the presumption recited in this Section
5.01 can be rebutted only by clear and convincing evidence, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

     SECTION 5.02. COURT-APPROVED INDEMNIFICATION. Anything contained in the Regulations or elsewhere to the contrary notwithstanding:

          (A) the Corporation shall not indemnify any officer or director of the Corporation who was a party to any completed action or suit instituted by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, in respect of any claim, issue or matter asserted in such action or suit as to which he shall have been adjudged to be liable for an act or omission occasioned by his deliberate intent to cause injury to the Corporation or by his reckless disregard for the best interests of the Corporation, unless and only to the extent that the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such adjudication of liability, and in view of all the circumstances of the case, he is fairly and reasonably entitled to such indemnity as such Court of Common Pleas or such other court shall deem proper; and

          (B) the Corporation shall promptly make any such unpaid indemnification as is determined by a court to be proper as contemplated by this Section 5.02.

     SECTION 5.03. INDEMNIFICATION FOR EXPENSES. Anything contained in the Regulations or elsewhere to the contrary notwithstanding, to the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 5.01, or in defense of any claim, issue or matter therein, he shall be promptly indemnified by the Corporation against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) actually and reasonably incurred by him in connection therewith.

     SECTION 5.04. DETERMINATION REQUIRED. Any indemnification required under
Section 5.01 and not precluded under Section 5.02 shall be made by the Corporation only upon a determination that such indemnification is proper in the circumstances because the officer or director has met the applicable standard of conduct set forth in Section 5.01. Such determination may be made only (A) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to, or threatened with, any such action, suit or proceeding, or (B) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation, or any person to be indemnified, within the past five years, or
(C) by the shareholders, or (D) by the Court of Common Pleas of Franklin County, Ohio or (if the Corporation is a party thereto) the court in which such action, suit or proceeding was brought, if any; any such determination may be made by a court under division (D) of this Section 5.04 at any time [including, without limitation, any time before, during or after the time when any such determination may be requested of, be under consideration by or have been denied or disregarded by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the

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

shareholders under division (C) of this Section 5.04]; and no failure for any reason to make any such determination, and no decision for any reason to deny any such determination, by the disinterested directors under division (A) or by independent legal counsel under division (B) or by the shareholders under division (C) of this Section 5.04 shall be evidence in rebuttal of the presumption recited in Section 5.01. Any determination made by the disinterested directors under division (A) or by independent legal counsel under division (B) of this Section 5.04 to make indemnification in respect of any claim, issue or matter asserted in an action or suit threatened or brought by or in the right of the Corporation shall be promptly communicated to the person who threatened or brought such action or suit, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought, if any, to review the reasonableness of such determination.

     SECTION 5.05. ADVANCES FOR EXPENSES. The provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation. Expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs) incurred in defending any action, suit or proceeding referred to in Section 5.01 shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred by him, but only if such officer or director shall first agree, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which he shall not have been successful on the merits or otherwise if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, his relevant action or failure to act was occasioned by his deliberate intent to cause injury to the Corporation or his reckless disregard for the best interests of the Corporation, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite such determination, and in view of all of the circumstances, he is fairly and reasonably entitled to all or part of such indemnification.

     SECTION 5.06. ARTICLE FIVE NOT EXCLUSIVE. The indemnification provided by this Article FIVE shall not be exclusive of, and shall be in addition to, any other rights to which any person seeking indemnification may be entitled under the Articles, the Regulations, any agreement, a vote of disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be an officer or director of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SECTION 5.07. INSURANCE. The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, for or on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation (domestic or foreign, nonprofit or for profit), limited liability company, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the obligation or the power to indemnify him against such liability under the provisions of this Article FIVE. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

     SECTION 5.08. CERTAIN DEFINITIONS. For purposes of this Article FIVE, and as an example and not by way of limitation:

          (A) A person claiming indemnification under this Article FIVE shall be deemed to have been successful on the merits or otherwise in defense of any action, suit or proceeding

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

     referred to in Section 5.01, or in defense of any claim, issue or other matter therein, if such action, suit or proceeding shall be terminated as to such person, with or without prejudice, without the entry of a judgment or order against him, without a conviction of him, without the imposition of a fine upon him and without his payment or agreement to pay any amount in settlement thereof (whether or not any such termination is based upon a judicial or other determination of the lack of merit of the claims made against him or otherwise results in a vindication of him).

          (B) References to an "other enterprise" shall include employee tax benefit plans; references to a "fine" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

     SECTION 5.09. VENUE. Any action, suit or proceeding to determine a claim for, or for repayment to the Corporation of, indemnification under this Article FIVE may be maintained by the person claiming such indemnification, or by the Corporation, in the Court of Common Pleas of Franklin County, Ohio. The Corporation and (by claiming or accepting such indemnification) each such person consent to the exercise of jurisdiction over its or his person by the Court of Common Pleas of Franklin County, Ohio in any such action, suit or proceeding.

                                  ARTICLE SIX

                                 MISCELLANEOUS

     SECTION 6.01. AMENDMENTS. The Regulations may only be amended in accordance with the provisions of the Articles.

     SECTION 6.02. SECTION 1701.831 OF THE OHIO REVISED CODE NOT
APPLICABLE. Section 1701.831 of the Ohio Revised Code does not apply to control share acquisitions of shares of the Corporation.

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